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                                   EXHIBIT 2.1

    FIRST AMENDMENT, DATED AS OF JANUARY 12, 1999, TO THE AGREEMENT AND PLAN
       OF MERGER, DATED AS OF SEPTEMBER 23, 1998, AMONG YSI, CSC AND PALM
                                  MERGER CORP.













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                                 FIRST AMENDMENT


                         TO AGREEMENT AND PLAN OF MERGER

            This First Amendment ("Amendment") to the Agreement and Plan of Merger dated as of September 23, 1998 (the "Merger Agreement") by and among Youth Services International, Inc. ("YSI"), Correctional Services Corporation ("CSC") and Palm Merger Corp., is entered into as of this 12th day of January, 1999.

            WHEREAS, the parties desire to amend the Merger Agreement to address certain issues;

            NOW THEREFORE, in consideration of the covenants and agreements contained herein, the Merger Agreement is hereby amended as set forth below. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

1.    Section 3.5.  A new Section 3.5. shall be added as follows:

      "3.5. ASSUMPTION OF WARRANTS.

            (a) At the Effective Time, each warrant to purchase Company Common Stock described in Section 4.2 of the Company Disclosure Schedule (each, a "Company Warrant"), whether then exerciseable or not, without any action on the part of the holder, shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, a number of shares of Parent Common Stock equivalent to
      (A) the number of Shares that could have been purchased immediately prior to the Effective Time under such Company Warrant multiplied by (B) the Exchange Ratio (rounded down to the nearest whole number), at a price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share pursuant to such Company Warrant immediately prior to the Effective Time divided by the Exchange Ratio. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Company Warrants to permit the assumption of the unexercised Company Warrants by Parent pursuant to this SECTION 3.5.

            (b) Effective at the Effective Time, Parent shall assume each Company Warrant. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Warrants assumed by it in accordance with this Section."

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2.    Section 6.10.(a). The second and third sentences of Section 6.10.(a) shall be deleted in their entirety and the following sentence shall be inserted in their place:

      "The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, at least 35 days prior to the Effective Time, from each Affiliate of the Company identified in the foregoing list and any other person who Parent or the Company reasonably believes to be an Affiliate of the Company, a letter in the form attached as EXHIBIT A-2 (the "Company Affiliates Letter.")"

3.    Section 6.10.(c). A new Section 6.10.(c) shall be added as follows:

      "(c) In order to preserve pooling-of-interests accounting treatment of the Merger, the Company shall be entitled, with regard to Shares held by a Person deemed by the Company to be an "Affiliate" of the Company (within the meaning of Rule 145 under the Securities Act and for purposes of applicable interpretations regarding the pooling-of-interests method of accounting, and regardless of whether or not such person is listed on EXHIBIT A-1), and Parent shall be entitled, with regard to shares of Parent Common Stock held by a Person deemed by Parent to be an "Affiliate" of Parent (within the meaning of Rule 145 under the Securities Act and for purposes of applicable interpretations regarding the pooling-of-interests method of accounting, and regardless of whether or not such person is listed on the list delivered to the Company by Parent pursuant to SECTION 6.10.(b)), or shares of Parent Common Stock to be issued pursuant to the terms of this Agreement to a Person deemed by Parent to be an Affiliate of the Company (under the definition given above), to place appropriate legends on the certificates for such Shares or shares of Parent Common Stock, as the case may be, and to issue appropriate stop transfer instructions to the transfer agent for the Shares or the Parent Common Stock, as the case may be, and shall be entitled to impose restrictions on any such Shares or shares of Parent Common Stock, to the effect that such Shares or shares of Parent Common Stock may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such Shares or shares of Parent Common Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions Rule 145(d) promulgated under the Securities Act or pursuant to an exemption from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of the Company and Parent after the Effective Time shall have been published. The foregoing restrictions relating to



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            the transferability of the shares of Parent Common Stock to be issued to any deemed Affiliate pursuant to this Agreement shall apply to all purported sales, transfers and other conveyances of such shares of Parent Common Stock and to all purported reductions in the interest in or risks relating to such shares of Parent Common Stock, whether or not such deemed Affiliate has exchanged the certificates previously evidencing such deemed Affiliate's Shares for certificates evidencing shares of Parent Common Stock into which such Shares were converted, and whether or not such deemed Affiliate has executed and delivered a Company Affiliates Letter or a Parent Affiliates Letter."

4. Sections 8.1.(d) and 8.1.(e). The references to "January 31, 1999" in Sections 8.1.(d) and 8.1.(e) shall be deleted and replaced with references to "March 31, 1999."

5. Exhibit A-1. Exhibit A-1 shall be deleted in its entirety and Exhibit A-1 to this Amendment shall be inserted in its place.

6. Exhibits C and D. Exhibits C and D shall be amended to reflect that they will be addressed to both Hogan & Hartson L.L.P. and Epstein Becker & Green, P.C.

7. Exhibit E. Exhibit E shall be deleted in its entirety and Exhibit E to this Amendment shall be inserted in its place.

8. Company Disclosure Schedule. Section 4.14.(b) of the Company Disclosure Schedule shall be amended to include the following:

      "Services Agreement dated as of March 18, 1998 between Youth Services International, Inc. and P. William Mackley

      Advisory Services Agreement dated as of November 1, 1997 between Youth Services International, Inc. and Larry J. Overton & Associates, Inc."

9. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute one agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Amendment as may be required.

10. Merger Agreement. The terms and provisions of the Merger Agreement, as amended hereby, shall remain in full force and effect. All references to the Merger Agreement contained therein shall refer to the Merger Agreement as amended hereby.



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      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                              YOUTH SERVICES INTERNATIONAL, INC.



                              By: /s/ Mark S. Demilio
                                  --------------------
                                    Name: Mark S. Demilio
                                    Title: Senior Vice President, General
                                           Counsel and Acting Chief Financial
                                           Officer


                              CORRECTIONAL SERVICES CORPORATION



                              By: /s/ James F. Slattery
                                  ---------------------
                                    Name: James F. Slattery
                                    Title: President


                              PALM MERGER CORP.



                              By: /s/ James F. Slattery
                                  ---------------------
                                    Name: James F. Slattery
                                    Title: President





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